EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 18, 2017 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $2,433,000, or $0.28 per diluted share for the second quarter of 2017 compared to $1,761,000, or $0.21 per diluted share for the comparable 2016 period, while net income available to shareholders for the six month period ended June 30, 2017 was $4,339,000, or $0.50 per diluted share compared to $3,417,000, or $0.40 per share for the comparable 2016 period.  This increase of 26.98 percent in net income for the comparable six month period was primarily driven by an increase in net interest income and noninterest income and a reduction in preferred stock dividends and loan loss provision.  “We are extremely pleased to report the progress of Colony.  In addition to the earnings reported, other quarterly highlights included total loan growth of $15.2 million and a reduction in nonperforming assets of $4.45 million,” said Ed Loomis, President and Chief Executive Officer.  “After several years of nominal loan growth, we have realized a modest pace of loan growth for the first half of 2017.  We are cautiously optimistic that the economic recovery will offer more opportunities to expand our loan portfolio and further enhance shareholder value.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At June 30, 2017, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.72 percent, 14.33 percent,15.32 percent and 11.44 percent, respectively, compared to 9.47 percent, 14.28 percent, 15.39 percent  and 11.34 percent, respectively, at March 31, 2017.  The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.”

Net Interest Margin

During the second quarter of 2017, the Company reported net interest income of $9.82 million and a net interest margin of 3.49 percent compared to $9.53 million and 3.53 percent, respectively, for second quarter 2016, while net interest income for first half 2017 was $19.28 million and a net interest margin of 3.42 percent compared to $18.98 million and 3.50 percent, respectively, for first half 2016.  First quarter 2017 net interest margin was 3.35 percent, thus a significant increase in net interest margin this quarter.  This was attributable to increased loan balances, decreased lower yielding overnight funds and bond investments and increased earning asset yields due to recent Federal Reserve rate hikes.  As we shift more dollars out of lower yielding investments into higher yielding loans, we should continue to see net interest margin improvement.

Asset Quality

Asset quality reflects significant improvement as we “clean up” the balance sheet.  Substandard assets that include non-performing assets totaled $30.68 million at June 30, 2017 compared to $33.23 million and $42.56 million, respectively, at December 31, 2016 and June 30, 2016.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 23.77 percent, 25.67 percent and 31.12 percent, respectively, at June 30, 2017, December 31, 2016 and June 30, 2016.  Non-performing assets declined from the previous quarter end to $12.70 million or 1.63 percent of total loans and other real estate owned as of June 30, 2017.  This compares to $18.79 million or 2.47 percent and $23.33 million or 3.01 percent, respectively, as of December 31, 2016 and June 30, 2016.

Other real estate (“OREO”) totaled $4.53 million at June 30, 2017 compared to $6.44 million and $10.18 million, respectively, at December 31, 2016 and June 30, 2016.   Though these levels remain at an elevated level, we continue to work diligently to dispose these properties at fair value.  There are several contracts that we anticipate closing in the near future to further reduce our OREO holdings.

In the second quarter of 2017 net charge-offs were $821 thousand, or 0.11 percent of average loans as compared to net charge-offs of $513 thousand, or 0.07 percent of average loans in second quarter 2016, while first half 2017 net charge-offs (recoveries) were $1,215 thousand, or 0.16 percent of average loans compared to ($78) thousand, or (0.01) percent of average loans for the comparable 2016 period.  The loan loss reserve was $8.04 million or 1.04 percent of total loans on June 30, 2017 compared to $8.92 million or 1.18 percent and $9.39 million or 1.23 percent, respectively, at December 31, 2016 and June 30, 2016.  Loan loss reserve methodology resulted in no loan loss provision for three months ended June 30, 2017  compared to $354 thousand for the comparable 2016 period, while first half 2017 provision for loan losses was $335 thousand compared to $708 thousand for the comparable 2016 period.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for six months ended June 30, 2017 was $4.79 million compared to $4.52 million in the comparable 2016 period, or an increase of 5.97 percent.  Secondary mortgage fee income increased $135 thousand or 53.36 percent, service charges on deposits increased $89 thousand or 4.33 percent and debit card interchange fees increased $102 thousand or 8.40 percent to primarily account for the increase.

Noninterest Expense

Total noninterest expense increased in the comparable periods as noninterest expense for six months ended June 30, 2017 was $17.03 million compared to $16.59 million for the comparable 2016 period, or an increase of 2.65 percent.  Salaries and employee benefit expenses increased 6.22 percent, occupancy expense was relatively flat and other noninterest expense decreased 2.45 percent for the comparable periods.  The efficiency ratio improved slightly at 70.52 percent for six months ended June 30, 2017 compared to 70.97 percent for the comparable 2016 period.   The company continues to explore opportunities to improve its’ operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-six offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Statesboro, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	June 30, 2017	December 31, 2016	June 30, 2016
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$19,071	$28,822	$16,188
Interest-Bearing Deposits	10,988	46,345	1,464
Investment Securities
Available for Sale, at Fair Value	337,710	323,658	307,926
Federal Home Loan Bank Stock, at Cost	3,255	3,010	2,755
Loans	775,566	754,283	764,209
Allowance for Loan Losses	(8,043)	(8,923)	(9,390)
Unearned Interest and Fees	(454)	(361)	(382)
	767,069	744,999	754,437
Premises and Equipment	27,654	27,969	27,386
Other Real Estate	4,525	6,439	10,178
Other Intangible Assets	63	81	98
Other Assets	28,114	29,119	26,595
Total Assets	$1,198,449	$1,210,442	$1,147,027

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$162,928	$159,059	$134,662
Interest-Bearing	863,610	885,298	841,905
	1,026,538	1,044,357	976,567
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	56,000	46,000	40,000
	80,229	70,229	64,229

Other Liabilities	2,690	2,468	2,766

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share;
Authorized 10,000,000 Shares, Issued 0 Shares
as of June 30, 2017, 9,360 as of Dec. 31, 2016 and
18,021 as of June 30, 2016, Respectively	-	9,360	18,021
Common Stock, Par Value $1 a share; Authorized
20,000,000 Shares, Issued 8,439,258 Shares as of
June 30, 2017, Dec. 31, 2016 and June 30, 2016
Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	55,383	51,466	47,702
Accumulated Other Comprehensive Loss, Net of Tax	(3,975)	(5,022)	158
	88,992	93,388	103,465
Total Liabilities and Stockholders' Equity	$1,198,449	$1,210,442	$1,147,027

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,733	$9,693	$19,130	$19,325
Deposits with Other Banks	34	23	114	61
Investment Securities
U. S. Government Agencies	1,685	1,359	3,248	2,712
State, County and Municipal	30	33	60	67
Corporate Debt	21	-	36	-
Dividends on Other Investments	35	33	71	65
	11,538	11,141	22,659	22,230
Interest Expense
Deposits	1,177	1,189	2,368	2,393
Federal Funds Purchased	3	-	3	-
Borrowed Money	542	427	1,010	856
	1,722	1,616	3,381	3,249
Net Interest Income	9,816	9,525	19,278	18,981
Provision for Loan Losses	-	354	335	708
Net Interest Income After Provision for Loan Losses	9,816	9,171	18,943	18,273

Noninterest Income
Service Charges on Deposits	1,091	1,055	2,146	2,057
Other Service Charges, Commissions and Fees	772	565	1,559	1,269
Mortgage Fee Income	202	153	388	253
Securities Gains (Losses)	-	127	-	129
Other	329	452	701	816
	2,394	2,352	4,794	4,524
Noninterest Expense
Salaries and Employee Benefits	4,880	4,625	9,665	9,099
Occupancy and Equipment	991	978	1,951	1,942
Other	2,749	2,751	5,412	5,548
	8,620	8,354	17,028	16,589

Income Before Income Taxes	3,590	3,169	6,709	6,208
Income Taxes	1,157	1,002	2,159	1,980
Net Income	2,433	2,167	4,550	4,228

Preferred Stock Dividends	-	406	211	811

Net Income Available to Common Shareholders	$2,433	$1,761	$4,339	$3,417
Net Income Per Share of Common Stock
Basic	$0.29	$0.21	$0.51	$0.40
Diluted	$0.28	$0.21	$0.50	$0.40
Cash Dividends Declared Per Share	$0.025	-	$0.050	-
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,630,207	8,497,618	8,632,465	8,490,540

COLONY BANKCORP, INC
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Net Interest Income	$9,816	$9,525	$19,278	$18,981
Provision for Loan Losses	-	354	335	708
Non-interest Income	2,394	2,352	4,794	4,524
Non-interest Expense	8,620	8,354	17,028	16,589
Income Taxes	1,157	1,002	2,159	1,980
Net Income	2,433	2,167	4,550	4,228
Preferred Stock Dividend	-	406	211	811
Net Income Available to
Common Shareholders	2,433	1,761	4,339	3,417

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,630,207	8,497,618	8,632,465	8,490,540
Earnings Per Basic Share (b)	$0.29	$0.21	$0.51	$0.40
Earnings Per Diluted Share (b)	$0.28	$0.21	$0.50	$0.40
Cash Dividends Declared Per Share	$0.025	-	$0.050	-
Common Book Value Per Share	$10.55	$10.12	$10.55	$10.12
Tangible Common Book Value Per Share	$10.54	$10.11	$10.54	$10.11

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Net Interest Margin (a)	3.49%	3.53%	3.42%	3.50%
Return on Average Assets (b)	0.81%	0.61%	0.72%	0.59%
Return on Average Total Equity (b)	11.10%	6.99%	9.56%	6.87%
Efficiency (c)	70.37%	71.10%	70.52%	70.97%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-
     equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	6/30/2017	6/30/2016
Total Assets	$1,198,449	$1,147,027
Loans, Net of Reserves	767,069	754,437
Allowance for Loan Losses	8,043	9,390
Intangible Assets	63	98
Deposits	1,026,538	976,567
Common Shareholders' Equity	88,992	85,444
Common Equity to Total Assets	7.43%	7.45%
Total Equity	88,992	103,465
Total Equity to Total Assets	7.43%	9.02%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Total Assets	$1,194,260	$1,156,944	$1,197,473	$1,161,051
Loans, Net of Reserves	756,116	746,780	748,205	745,008
Deposits	1,026,729	988,743	1,030,043	994,018
Common Shareholders' Equity	87,681	82,704	86,269	81,439
Total Equity	87,681	100,725	90,819	99,460

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Nonperforming Loans	$8,176	$13,149	$8,176	$13,149
Nonperforming Assets	12,701	23,327	12,701	23,327
Substandard Assets	30,684	42,557	30,684	42,557
Net Loan Chg-offs (Recoveries)	821	513	1,215	(78)
Reserve for Loan Loss to Total Loans	1.04%	1.23%	1.04%	1.23%
Reserve for Loan Loss to Non- performing Loans	98.37%	71.41%	98.37%	71.41%
Reserve for Loan Loss to Non-performing Assets	63.33%	40.25%	63.33%	40.25%
Net Loan Chg-offs (Recoveries)
to Avg. Total Loans	0.11%	0.07%	0.16%	(0.01)%
Nonperforming Loans to Total Loans	1.05%	1.72%	1.05%	1.72%
Nonperforming Assets to Total Assets	1.06%	2.03%	1.06%	2.03%
Nonperforming Assets to Total Loans
And Other Real Estate	1.63%	3.01%	1.63%	3.01%
Substandard Assets to Tier One Capital
and Allowance for Loan Losses	23.77%	31.12%	23.77%	31.12%

Quarterly Comparative Data (in thousands, except per share data)
	2Q2017	1Q2017	4Q2016	3Q2016	2Q2016
Assets	$1,198,449	$1,208,765	$1,210,442	$1,152,817	$1,147,027
Loans	767,069	751,056	744,999	766,532	754,437
Deposits	1,026,538	1,044,231	1,044,357	978,500	976,567
Common Shareholders’ Equity	88,992	85,861	84,028	86,375	85,444
Total Equity	88,992	85,861	93,388	100,735	103,465
Net Income	2,433	2,117	2,187	2,258	2,167
Net Income Available to
Common Shareholders	2,433	1,906	1,883	1,880	1,761
Net Income Per Basic Share	0.29	0.23	0.22	0.22	0.21

Key Performance Ratios	2Q2017	1Q2017	4Q2016	3Q2016	2Q2016
Return on Average Assets (1)	0.81%	0.63%	0.64%	0.65%	0.61%
Return on Average Total Equity (1)	11.10%	8.11%	7.60%	7.35%	6.99%
Common Equity to Total Assets	7.43%	7.10%	6.94%	7.49%	7.45%
Total Equity to Total Assets	7.43%	7.10%	7.71%	8.74%	9.02%
Net Interest Margin	3.49%	3.35%	3.48%	3.56%	3.53%

(1) Computed using net income available to shareholders

Contact:
Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)